Exhibit 10.10

[410 W Harrison/Third Amendment]

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made as of _______October 1________, 2014 by and between ARE-SEATTLE NO. 10, LLC, a Delaware limited liability company ("Landlord"), and PHASERX INC., a Delaware corporation ("Tenant").

RECITALS

A.           Landlord and Tenant entered into that certain Lease Agreement dated as of February 9, 2010 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of July 1, 2010 (“First Amendment”) and that certain Second Amendment to Lease Agreement dated as of April 4, 2011 (“Second Amendment”). The Original Lease as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Lease". Pursuant to the Lease, Tenant leases certain premises consisting of approximately 11,291 rentable square feet ("Premises") in a building located at 410 West Harrison, Seattle, Washington. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.            Pursuant to a letter dated September 30, 2011, Tenant exercised its Termination Right under Section 10 of the Second Amendment and terminated its right to lease the Expansion Space (defined in the Second Amendment) prior to Landlord’s delivery of the Expansion Space to Tenant.

C.            The Base Term of the Lease expires on September 30, 2015.

D.           Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the Base Term of the Lease for a period of 3 months to expire on December 31, 2015, (ii) extend the date by which Tenant must give Landlord written notice of its election to exercise is Extension Right, and (iii) clarify that Tenant does not lease the Expansion Space.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. The Base Term of the Lease is hereby extended to expire on December 31, 2015.

2.	Rent. Tenant shall pay Base Rent through the expiration of the Base Term of the Lease (as extended pursuant to Section 1 above), at the rates in effect on September 30, 2015. Tenant shall continue to pay Tenant’s Share of Operating Expenses and all other charges as set forth in the Lease.

3.	Extension Right.

(a)          The first sentence of the first paragraph of Section 40(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term") on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right on or before June 30, 2015.”

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[410 W Harrison/Third Amendment]

(b)	The first sentence of the last paragraph of Section 40(a) of the Lease is hereby deleted in its entirety and replaced with the following:

“lf, on or before the date which is 120 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord's determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b).”

4.	No Right to the Expansion Space. For avoidance of doubt, Sections 1-10 of the Second Amendment are hereby deleted the entirety and are of no further force of effect; provided, however that Section 11 of the Second Amendment shall remain in full force and effect.

5.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

6.	Miscellaneous.

a.           This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.           This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.           Tenant acknowledges that it has read the provisions of this Third Amendment, understands them, and is bound by them. Time is of the essence in this Third Amendment.

d.           This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

e.           Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

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[410 W Harrison/Third Amendment]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

PHASERX INC.,
a Delaware corporation

By:	/s/ Robert W. Overell
Its:	President & CEO

LANDLORD:

ARE-SEATTLE NO. 10, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jackie Clem
		Its:	Jackie Clem, VP Real Estate Legal Affairs

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